As filed with the Securities and Exchange Commission on September 16, 2004

Registration No. 333-99995

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1

TO
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IMAGIS TECHNOLOGIES INC.
(Name of small business issuer in its charter)

British Columbia, Canada	7373	Not Applicable
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1630 – 1075 West Georgia Street

Vancouver, British Columbia V6E 3C9 Canada

(604) 684-2449

(Address and telephone number of principal executive offices)

1630 – 1075 West Georgia Street

Vancouver, British Columbia V6E 3C9 Canada

(Address of principal place of business or intended principal place of business)

CT Corporation System

111 Eighth Avenue, 13th Floor

New York, New York  10011

(212) 664-1666

(Name, address and telephone number of agent for service)

With copies to:

Thomas M. Rose, Esq.

Willcox & Savage P.C.

One Commercial Place, #1800

Norfolk, Virginia 23510

Approximate date of proposed sale to the public:  Not Applicable

If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

[  ]_______________

If this Form is a post-effective amendment field pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

[  ]_______________

If delivery of a prospectus is expected to be made pursuant to Rule 434, check the following box.

[  ]

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No.1 to the Registration Statement on Form SB-2 (File No. 333-99995) is being filed with the Securities and Exchange Commission to terminate the offering and to remove from registration the common shares that were registered but which remain unsold as of the date of this amendment.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned in Vancouver, British Columbia, Canada, on September 13, 2004.

IMAGIS TECHNOLOGIES INC.

(Registrant)

By: /s/ Roy Trivett

Roy Trivett

President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roy Trivett Roy Trivett	President, Chief Executive Officer and a Director (Principal Executive Officer)	September 13, 2004

/s/ Wayne Smith Wayne Smith	Chief Operating Officer and Vice President, Finance (Principal Financial and Accounting Officer)	September 13, 2004

/s/ Oliver Revell Oliver Revell	Chairman and a Director	September 13, 2004

Clyde Farnsworth	Director	_________________

Karim Khoja	Director	_________________

/s/ Al Kassam Al Kassam	Director	September 13, 2004

/s/ Keith Kretschmer Keith Kretschmer	Director	September 13, 2004
/s/ Michael Volker Michael Volker	Director	September 13, 2004

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this registration statement solely in the capacity of the duly authorized representative of Imagis Technologies Inc. in the United States, on September 13, 2004.

IMAGIS TECHNOLOGIES INC.

By:

/s/ Oliver Revell

Oliver Revell

Director